Cheetah Oil & Gas Ltd. Field Production Increases by 87%

Vancouver, British Columbia CANADA, April 20, 2011 Cheetah Oil & Gas Ltd. (COHG - OTCBB), (the "Company" or "Cheetah") announces Belmont Lake, Mississippi project update.

Cheetah is very pleased to report the 12-4 and 12-5 wells drilled during the 2010 drilling program have now been tied in and producing at stable rates. The combined field production from the four producing wells has currently stabilized above 150 bbl/d of light oil.

"Based on our current production and oil pricing our cash flow is expected to more than double in 2011," said Robert McAllister, CEO. Cheetah's strategy of concentrating on those assets that are most likely to deliver a meaningful increase to our balance sheet is paying off. I am confident that our focus on creating value with the drill-bit will lead to an increase in shareholder value."

Cheetah is hopeful that 2011 could see the complete development of the Belmont Lake oil field which potentially would include the drilling of up to four more proved oil well locations, according to the latest third-party engineered reserve report. If so, this could lead to a significant increase in oil production from the field.

About Cheetah:

The Company is a domestic oil & gas producer with its focus on high quality North American oil assets. The Company continually evaluates corporate opportunities that add value for all stakeholders.

To learn more about Cheetah Oil & Gas Ltd. visit www.cheetahoil.com.

ON BEHALF OF THE BOARD

"Robert McAllister"

Mr. Robert McAllister, CEO

FOR FURTHER INFORMATION PLEASE CONTACT:

Robert McAllister

(250) 765.6422

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," “look-a-like,” and other similar expressions are forward-looking statements.

Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

Cautionary Note to U.S. Investors

In this press release, we have disclosed our proved reserves using the SEC's definition of proved reserves. Proved reserves are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Although the SEC now allows companies to report probable and possible reserves, we have elected not to report on such basis. Investors are urged to closely consider the disclosures and risk factors in our Forms 10-K and 10-Q, available from our offices or on EDGAR at www.sec.gov, including the inherent uncertainties in estimating quantities of proved reserves.